Exhibit 3.17

CERTIFICATE OF FORMATION

OF

FORD ELECTRONICS AND REFRIGERATION LLC

1. The name of the limited liability company is Ford Electronics and Refrigeration LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Ford Electronics and Refrigeration LLC this twenty-first day of December, 1998.

FORD MOTOR COMPANY Sole Member

By:	/s/ Peter Sherry
Peter Sherry, Jr.
Assistant Secretary

CERTIFICATE OF MERGER

OF

FORD ELECTRONICS AND REFRIGERATION CORPORATION

(a Delaware corporation)

WITH AND INTO

FORD ELECTRONICS AND REFRIGERATION LLC

(a Delaware limited liability company)

Pursuant to the provisions of Sections 18-206 and 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), FORD ELECTRONICS AND REFRIGERATION LLC, a Delaware limited liability company, hereby certifies as of February 1, 1999 as follows:

1.	The names of the parties to the merger contemplated by this Certificate of Merger (the “Merger”) arc FORD ELECTRONICS AND REFRIGERATION LLC, a Delaware limited liability company (the “Company”) and FORD ELECTRONICS AND REFRIGERATION CORPORATION, a Delaware corporation (“FERCO”).

2.	An Agreement and Plan of Merger dated as of January 28, 1999 (“Agreement of Merger”) has been approved, adopted, certified, executed and acknowledged by each of the Company and FERCO in accordance with Section 18-209 of the DLLCA and Section 264 of the Delaware Corporation Law.

3.	The Company is the surviving limited liability company in the Merger.

4.	The executed Agreement of Merger is on file at the principal place of business of the Company, which is located at The American Road, Dearborn, Michigan. 48121-1819.

5.	A copy of the Agreement of Merger will be furnished by the Company, on request and without cost, to any stockholder of FERCO or member of the Company.

6.	The effective date and time of the Merger shall be the date and time of filing of this Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Sections 18-206 and 18-209 of the DLLCA.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed as of the date first above written.

FORD ELECTRONICS AND REFRIGERATION LLC A Delaware limited liability company

By:	Ford Motor Company Sole Member

Signed:	/s/ Thomas J. DeZure	NH
Thomas J. DeZure
Assistant Secretary Ford Motor Company

CERTIFICATE OF AMENDMENT

OF

FORD ELECTRONICS AND REFRIGERATION LLC

1. The name of the limited liability company is Ford Electronics and Refrigeration LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

“The name of the limited liability is VISTEON SYSTEMS, LLC.”

3. This Certificate of Amendment shall be effective on May 1, 2000.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Ford Electronics and Refrigeration LLC this 20th day of April, 2000.

FORD MOTOR COMPANY Sole Member

/s/ Kathryn Lamping
Kathryn Lamping
Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:15 PM 04/25/2000 001209943 — 2982570

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

VISTEON SYSTEMS, LLC

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

VISTEON SYSTEMS, LLC

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Executed on August 22, 2005

/s/ Heidi A. Sepanik
Name: Heidi A. Sepanik
Title: Authorized Person